    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 2005

                                                   REGISTRATION NO. 333-[      ]
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------


                           MARKLAND TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                FLORIDA                                         84-1331134
    (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

  54 DANBURY ROAD, #207, RIDGEFIELD, CT                           06877
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


         EMPLOYMENT AGREEMENT WITH ROBERT TARINI DATED DECEMBER 30, 2004 EMPLOYMENT AGREEMENT WITH JOSEPH. P MACKIN, DATED DECEMBER 30, 2004
       EMPLOYMENT AGREEMENT WITH GINO M. PEREIRA, DATED DECEMBER 30, 2004
                2005 MARKLAND TECHNOLOGIES, INC. STOCK AWARD PLAN
                            (FULL TITLE OF THE PLANS)
                            -------------------------


                                 GINO M. PEREIRA
                             CHIEF FINANCIAL OFFICER
                              54 DANBURY ROAD, #207
                              RIDGEFIELD, CT 06877
                                 (203) 894-9700
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
            ---------------------------------------------------------

                                   COPIES TO:
                                   ----------
                             DAVID A. BROADWIN, ESQ.
                                 FOLEY HOAG LLP
                              155 SEAPORT BOULEVARD
                           BOSTON, MASSACHUSETTS 02210
                  (617) 832-1000 /FACSIMILE NO.: (617) 832-7000

                                ----------------


         Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                                ----------------

                                          CALCULATION OF REGISTRATION FEE

========================================= =============== ==================== =================== ============
                TITLE OF                      AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM    AMOUNT OF
            SECURITIES TO BE                  TO BE         OFFERING PRICE         AGGREGATE       REGISTRATION
             REGISTERED (1)                 REGISTERED         PER SHARE         OFFERING PRICE        FEE
========================================= =============== ==================== =================== ============
Common stock, $0.0001 par value              2,700,000 (2)     $0.144 (3)           $388,800          $  45.76
========================================= =============== ==================== =================== ============
Common stock, $0.0001 par value              4,033,593 (4)     $0.144 (5)           $580,837          $  68.36
========================================= =============== ==================== =================== ============
TOTAL                                        6,733,593                                                $ 114.12
========================================= ===============                                          ============



(1) Pursuant to Rule 416(a), the number of shares of common stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions.

(2) Represents 2,700,000 of common stock issued to Robert Tarini, Gino M. Pereira and Joseph P. Mackin under: (i) our employment agreement with Robert Tarini, dated December 30, 2004, as amended and supplanted from time to time; (ii) our employment agreement with Joseph P. Mackin dated December 30, 2004, as amended and supplemented from time to time; and
         (iii) our employment agreement with Gino M. Pereira dated December 30, 2004, as amended and supplemented from time to time.

(3) Estimated solely for the purpose of determining our registration fee pursuant to Rules 457(c), based on the average of the high and low sales prices of our common stock on April 20, 2005, as reported over-the-counter on the OTC Bulletin Board by the National Association of Securities Dealers, Inc., of $0.135 and $0.153, respectively.

(4)      Represents shares reserved for issuance under our 2005 Stock Award
         Plan.

(5) Computed pursuant to Rule 457(h) and in accordance with 457(c) based on the average of the high and low sales prices of our common stock on April 20, 2005, as reported over-the-counter on the OTC Bulletin Board by the National Association of Securities Dealers, Inc., of $0.135 and $0.153, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the "Registration Statement"), has been filed by Markland Technologies, Inc., a Florida corporation (the "Company", "Markland" or "We"), in order to register 6,733,593 shares of common stock, $0.0001 par value per share, including (i) 2,700,000 shares of common stock issued on January 3, 2005 under the terms of our employment agreements with Robert Tarini, Joseph P. Mackin and Gino M. Pereira dated December 30, 2004 (the "Employment Agreements"), and (ii) 4,033,593 shares issuable under our 2005 Stock Award Plan.

In Part I of this registration, we list the information to be provided to future grantees of restricted stock under our 2005 Stock Award Plan (the "Plan").

The material which follows, up to but not including the page beginning "Part II" of this registration statement, constitutes a reoffer and resale prospectus (the "Prospectus"). This Prospectus has been prepared in accordance with the applicable requirements of Part I of Form S-3 as required by General Instruction C to Form S-8 and may be used for reoffers or resales of shares of our common stock defined as "Restricted Securities" "Control Securities" under Instruction C to Form S-8 acquired or to be acquired by "Affiliates" (as such term is defined in Rule 405 of the General Rules and Regulations under the Act), pursuant to the Employment Agreements and, if applicable, the Plan.

The second part of the Registration Statement contains "Information required in the Registration Statement" pursuant to Part II of Form S-8 with respect to stock grants made to non-affiliates pursuant to the Plan subsequent to the date hereof.

                                     PART I


ITEM 1.  PLAN INFORMATION*

Pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended, information required by Item 1 will be sent or given to the participants in the Company's 2005 Stock Award Plan (the "Plan Participants").


ITEM 2.  REGISTRANT INFORMATION  AND EMPLOYEE PLAN ANNUAL INFORMATION*

Information required by Item 2 will be included in documents sent or given to the Plan Participants pursuant to Rule 428(b) of the Securities Act of 1933, as amended.


* Information required by Part I to be contained in Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.


                                ----------------

                          REOFFER AND RESALE PROSPECTUS

               2,700,000 SHARES OF COMMON STOCK, PAR VALUE $0.0001

                                       OF

                           MARKLAND TECHNOLOGIES, INC.

         This Prospectus covers the resale of an aggregate of up to 2,700,000 shares of our common stock, from time to time, by the selling stockholders named herein or to be named in the future by means of supplements to this Prospectus. The 2,700,000 shares of common stock offered hereby have been acquired under the following plans:

o 900,000 shares of our common stock issued to Robert Tarini on January 3, 2005 under our employment agreement with Mr. Tarini dated December 30, 2004;

o 900,000 shares of our common stock issued to Joseph P. Mackin on January 3, 2005 under our employment agreement with Mr. Mackin dated December 30, 2004; and

o 900,000 shares of our common stock issued to Gino M. Pereira on January 3, 2005 under our employment agreement with Mr. Pereira dated December 30, 2004.

                               ------------------

         This prospectus may also cover up to 4,033,593 shares of our common stock issuable under our 2005 Stock Award Plan in the event future recipients of such shares are affiliates of Markland at the time of issuance of the common stock. In such cases, we may file a post-effective amendment to the registration statement of which this prospectus forms a part naming such recipients as selling stockholders and setting forth the number of shares they are entitled to sell under this prospectus.

                               ------------------

         The selling stockholders may sell these shares of common stock on terms to be determined at the time of sale at prevailing market prices or at privately negotiated prices. Sales may be effected to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions in connection therewith. See "Plan of Distribution."

         The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of the shares of common stock may be considered "underwriters" within the meaning of the Securities Act of 1933, and in that event, any commissions received by them and any profit on the resale of the shares may be considered underwriting commissions or discounts under the Securities Act of 1933, as amended.

         We will not receive any of the proceeds from the offering. We will bear the costs relating to the registration of the shares offered hereby, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. The selling stockholders will receive all of the proceeds from the sales made under this prospectus. We will not pay for sales commissions and other seller's compensation applicable to the sale of the shares.

                               ------------------

         Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "MRKL.OB." On April 20, 2005, the last reported sale price of our common stock on the OTC Bulletin Board was $0.135 per share. We urge you to obtain a current price quotation.

                               ------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING AT PAGE 5.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                 THE DATE OF THIS PROSPECTUS IS APRIL 22, 2005.

                                TABLE OF CONTENTS


                                                                            PAGE

PROSPECTUS SUMMARY...........................................................  1

RISK FACTORS.................................................................  5

USE OF PROCEEDS.............................................................. 19

SELLING STOCKHOLDERS......................................................... 19

PLAN OF DISTRIBUTION......................................................... 21

DESCRIPTION OF THE SECURITIES BEING REGISTERED - COMMON STOCK................ 23

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................. 26

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US........................... 28

LEGAL MATTERS................................................................ 28

EXPERTS...................................................................... 28

                             ---------------------

         The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

                             ---------------------

         You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof.

                             ---------------------

         This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

                             ---------------------

         We issue, from time to time, securities convertible or exercisable into common stock. We cannot predict the actual number of shares that we will be required to issue upon exercise or conversion because this number depends on variables that cannot be known precisely until the conversion or exercise date. The most significant of these variables is the closing price of our common stock on a certain day or during certain specified periods of time. Nevertheless, we can estimate the number of shares of common stock that may be issued using certain assumptions (including but not limited to assuming a conversion and/or exercise date). These calculated values include the number of outstanding shares as of April 4, 2005, the closing price of our common stock as of April 4, 2005 the closing bid price of our common stock for the last five trading days ending April 4, 2005 or the last twenty trading days ending on April 4, 2005, as applicable. These calculations are illustrative only and will change based, among other things, on changes in the market price of our common stock and the number of outstanding shares.

                              ---------------------

         In making a decision to invest in our common stock, you must conduct your own evaluation of the information provided including, among other things, of our company; its business, financial condition and results of operations, the terms of this offering and the common stock, our capital structure, our recent acquisitions and the risks factors and uncertainties. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock due to your particular circumstances.

                             ---------------------

         In this prospectus, "Markland," "the Company," "we," "us" and "our" refer to Markland Technologies, Inc. and its subsidiaries, taken as a whole, unless the context otherwise requires.

                             ---------------------

         The information in this prospectus reflects our 1-for-60 reverse stock split effective October 27, 2003.

                             ---------------------

         This prospectus contains trademarks, service marks and registered marks of Markland Technologies, Inc. and its subsidiaries and other companies, as indicated. Unless otherwise provided in this prospectus, as amended and supplemented from time to time, trademarks identified by (R) and (TM) are registered trademarks or trademarks, respectively, of Markland Technologies, Inc. or its subsidiaries. All other trademarks trade names and service names are the properties of their respective owners.

                             ---------------------

         Our executive offices are located at 54 Danbury Road, #207, Ridgefield, Connecticut 06877, and our phone number is (203) 894-9700.

                             ---------------------

                               PROSPECTUS SUMMARY

      THIS SUMMARY HIGHLIGHTS MATERIAL INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS BUT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION, INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES, ELSEWHERE IN THIS PROSPECTUS AND THE MATTERS DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 5.

                                    BUSINESS

         Markland Technologies, Inc. ("Markland", the "Company" or "we") is an integrated homeland security and defense company incorporated under the laws of the State of Florida.

         WHO WE ARE

         We are the successor to a variety of businesses dating back to 1995. Our business, as it exists today, consists of five business areas: sensor systems for military and intelligence applications; chemical detectors; border security systems; imaging and surveillance; and advanced technologies.

         We provide to the United States Department of Defense ("DOD") and to various other United States Intelligence Agencies ("INTEL") remote sensing technology products, and services to protect our country's military personnel and infrastructure assets. We also provide to the Department of Homeland Security ("Homeland Security"): products, services and emerging technologies to protect our country's borders, infrastructure assets and personnel. Our mission is to build world-class integrated solutions for the Homeland Security, DOD and INTEL marketplaces through expansion of our existing contracts, development of our emerging technologies and acquisition of revenue producing assets.

         As result of the acquisition of EOIR Technologies, Inc. ("EOIR") in June 2004, now a wholly-owned subsidiary of Markland, our primary source of operating revenues is sales of remote sensing technology products and services to the DOD and to various other INTEL. We expect that our remote sensing technology products and services will continue to be our most significant revenue-producing business areas going forward. Prior to the acquisition of EOIR, our primary sources of operating revenue were sales of our automatic chemical agent detection and alarm system, border security logistics products and services, and Small Business Innovation Research funded research grants for the development of gas plasma antenna technology.

         Our strategy is to grow through organic means through increased acceptance by our customers of our present products and services offerings and also through acquisitions of assets that provide products or services to Homeland Security, DOD, or INTEL.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         YOU SHOULD READ THE FOLLOWING DATA TOGETHER WITH THE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" SECTION OF THIS PROSPECTUS AS WELL AS WITH OUR FINANCIAL STATEMENTS AND THE NOTES THEREWITH.

                                                   YEAR ENDED JUNE 30,           SIX MONTHS ENDED DECEMBER 31,
                                                  2004             2003             2004              2003
                                             --------------    -------------    -------------    -------------
Revenue                                      $   6,013,930     $    658,651     $ 32,814,528     $  3,563,495
Gross Profit                                 $   1,339,337     $    213,433     $  7,087,803     $  1,233,914
Operating Loss from Continuing Operations    $ (10,150,866)    $ (3,614,093)    $ (5,161,363)    $ (1,591,417)
Net Loss                                     $ (10,511,213)    $ (2,836,881)    $ (9,253,213)    $ (1,739,145)
Current Assets                               $   6,740,425                      $ 12,766,740
Current Liabilities                          $   9,481,147                      $ 14,627,057
Total Assets                                 $  32,963,963                      $ 38,394,418
Long-term Debt (less current portion)        $   7,774,980                      $  7,411,609

                               RECENT DEVELOPMENTS

RECENT ACQUISITION

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION REGARDING OUR ACQUISITION OF A CONTROLLING INTEREST IN TECHNEST HOLDINGS, INC. THE AGREEMENTS WE ENTERED INTO IN ORDER TO EFFECT THIS TRANSACTION WERE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON FEBRUARY 15, 2005 AS EXHIBITS TO OUR CURRENT REPORTS ON FORM 8-K (SEC FILE NO. 000-28863). THESE DOCUMENTS CONTAIN MATERIAL INFORMATION AND ARE PUBLICLY AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS REGISTRATION STATEMENT BEFORE MAKING AN INVESTMENT DECISION. THE ACQUISITIONS AND THE RELATED FINANCING TRANSACTIONS DESCRIBED BELOW, INCLUDING THE ISSUANCE OF OUR SECURITIES AND SECURITIES OF TECHNEST HOLDINGS, INC. AND THE PAYMENT OF ALL RELATED FEES AND EXPENSES, ARE COLLECTIVELY REFERRED TO IN THIS PROSPECTUS AS THE GENEX TRANSACTIONS.

         GENERAL. On February 14, 2005, we acquired a controlling interest in Technest Holdings, Inc., a public company with no operations (whom we refer to in this prospectus as Technest). In connection with this transaction, and, at the same time, Technest acquired all of the capital stock of Genex Technologies, Inc. (whom we refer to in this prospectus as Genex) a private company with expertise in imaging and surveillance whose primary customer is the U.S. Department of Defense. Technest financed the acquisition of Genex through the private placement of securities to sophisticated investors. We structured the acquisition of Genex in this manner to comply with covenants in our financing agreements and facilitate the financing of the acquisition.

         MARKLAND'S ACQUISITION OF TECHNEST. We acquired 412,650,577 shares of Technest's common stock in exchange for 10,168,764 shares of Markland common stock and our agreement to issue shares of our common stock upon conversion of Technest Series B preferred stock. The offer and sale of these securities was made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and rules adopted thereunder (the "Securities Act"). As a result of this transaction and as of February 14, 2005, we own approximately 93% of Technest's common stock on a primary basis and approximately 39% of Technest common stock on a fully diluted basis (assuming the conversion of all of Technest's convertible securities and the exercise of all warrants to purchase Technest's common stock). Technest's common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "THNS." We do not intend to take Technest private.

         Robert Tarini, our Chief Executive Officer and Chairman of the Board, was appointed the Chief Executive Officer and a Director of Technest. Technest's only other director was Mark Allen. Mark Allen resigned as director of Technest on March 30, 2005. In addition, Gino M. Pereira, our Chief Financial Officer, was appointed Chief Financial Officer of Technest and Dr. Joseph P. Mackin, our Chief Operating Officer and a Director of Markland, was appointed President of Technest. Our executive officers will split their time between Markland and Technest. They will not be able to devote all of their time to Markland.

         TECHNEST'S FINANCING. Technest financed the acquisition of Genex with the sale of 1,149,425 shares of Technest Series B preferred stock (which is convertible into our common stock), five-year warrants to purchase up to 242,735,571 shares of Technest common stock for an exercise price of $.0307 per share, and 1,149,425 shares of Technest Series C preferred stock convertible into 242,735,571 shares of Technest's common stock. Technest received gross proceeds of $5,000,000 in this offering. The purchasers in this offering included (i) Southridge Partners, LP, DKR Soundshore Oasis Holding Fund, Ltd., and DKR Soundshore Strategic Holding Fund, Ltd., (ii) ipPartners, Inc., a company controlled by Robert Tarini, our Chief Executive Officer, and (iii) other investors. The offer and sale of these securities was made pursuant to
Section 4(2) of the Securities Act.

         Mr. Tarini was one of the investors in this private placement through ipPartners Inc., a company wholly- owned by Mr. Tarini. ipPartners Inc. invested $625,000 in this offering and received 143,678 shares of Technest Series B preferred stock, 143,678 shares of Technest Series C preferred stock, and warrants to purchase 30,341,920 shares of Technest common stock.

         In connection with the Genex Transactions, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved a 1-for-211.18 reverse split of Technest's outstanding common stock. The reverse split will become effective not less than 20 days after an information statement relating to the reverse split is filed with the SEC and is mailed to the stockholders of Technest in accordance with Section 14C of the Securities Exchange Act of 1934, as amended, and rules adopted thereunder (the "Exchange Act").

         TECHNEST'S ACQUISITION OF GENEX. Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland stock to Jason Geng, the sole stockholder of Genex for all of the capital stock of Genex. As a result of this transaction, Genex Technologies, Inc. became a wholly-owned subsidiary of Technest. Jason Geng's share consideration will be adjusted to reflect changes in the closing bid price of our common stock in the 10 trading days following February 14, 2005. In addition, the Merger Agreement provides for Mr. Geng to receive a six month unsecured promissory note in the principal amount of $550,000 that accrues interest at the rate of 6% per year. Also, the Merger Agreement provides that if Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year preceding the payment and its gross revenue in 2004. Finally, the Merger Agreement provides that if the Intraoral Technologies are commercialized, Mr. Geng shall be entitled to 50% of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005.

         BUSINESS OF GENEX. Genex, a private company incorporated under the laws of the State of Maryland, was founded in 1995. Genex offers imaging products and complete solutions for three-dimensional imaging and display, intelligent surveillance, and three-dimensional facial recognition. It has both a research and development team as well as two product teams, one with a focus on Government products and one with a focus on commercial products. Genex currently has approximately 30 employees.

         DILUTION TO OUR STOCKHOLDERS. Our stockholders experienced significant dilution as a result of these transactions. The Markland shares issued to Jason Geng on April 4, 2005 represent approximately 10.75% of our outstanding stock on the date of issuance. In addition, we are obligated to issue shares of our common stock upon conversion of Technest's Series B preferred stock. The number of shares of our common stock that we will be obligated to issue will be equal to 5,000,000 divided by the lower of (a) $0.60 or (b) the average bid price for our common stock during the 20 trading days prior to the first date on which the Series B preferred stock may be converted.

         AUDITED FINANCIAL INFORMATION OF GENEX. Audited financial statements of Genex and unaudited pro forma information for Technest and Genex for the fiscal years ended December 31, 2003 and 2004 will become available in due course as Markland and Technest comply with their ongoing Exchange Act reporting requirements in accordance with SEC rules. The current lack of such information, among other factors, makes an investment in Markland's common stock speculative.

                          OTHER RECENT CORPORATE EVENTS

         WE DID NOT PREPAY THE SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004 NOTES ON MARCH 15, 2005

      We did not prepay the September 21, 2004 and November 9, 2004 notes on March 15, 2005. Although this failure to prepay these notes did not constitute an event of default, because we have not prepaid the notes, the conversion price of these notes and exercise price of the warrants issued on September 21, 2004 and November 9, 2004 have been adjusted as follows. The conversion price of the notes has been adjusted to a floating rate equal to the lower of (i) 80% of the average closing price for the trailing five trading days prior to the date of conversion and (ii) $0.80. The exercise price of the warrants was reduced to $0.34 per share. Because of the conversion mechanics of the notes, decreases in the conversion price result in an increase in the total number of shares issuable upon conversion.

      As of April 4, 2004, we have issued 14,067,305 shares of common stock upon conversion or exercise of these notes and warrants.

      Based on our closing bid price of our common stock for the last five days ending April 4, 2005, if all of the outstanding September 21, 2004 and November 9, 2004 notes, and all of the outstanding September 21, 2004, November 9, 2004, February 7, 2005 and March 10, 2005 warrants, were converted or exercised (as applicable), we would have to issue approximately 38,696,622 shares of our common stock upon conversion of the notes and warrants. The number of shares that we may be obligated to issue would increase if our stock price declined.

         Based on our closing bid price of our common stock for the last five trading days prior to April 4, 2005 and our shares of common stock that are outstanding as of April 4, 2005, these shares would represent approximately 29.03% of our outstanding common stock upon issuance. However, the number of shares to be acquired by each of the holders of the notes upon conversion cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 9.99% of our outstanding common stock at any point in time. The holders of the notes may not waive this limitation.

                  THE OFFERING

The selling stockholders are offering up to 2,700,000 shares of our common stock as follows:

ISSUER:                                 Markland Technologies, Inc.

SECURITIES OFFERED:                     2,700,000 shares of Markland's common stock

OTC SYMBOL:                             MRKL.OB

USE OF PROCEEDS:                        We will not receive any of the proceeds from the sale by any selling stockholder of the common stock

OFFERING PRICE:                         To be determined by the prevailing market price for the
                                        shares at the time of the sale or in negotiated transactions

RISK FACTORS:                           You should read the "Risk
                                        Factors" section beginning on page 5
                                        (along with other matters referred to
                                        and incorporated by reference in this
                                        prospectus) to ensure that you
                                        understand the risks associated with an
                                        investment in our common stock

TERMS OF THE SALE:                      To be determined at the time of the sale

TOTAL SHARES OF OUR COMMON STOCK        108,805,091
OUTSTANDING AS OF APRIL 20, 2005:


                          OTHER REGISTRATION STATEMENTS

WE HAVE FILED THREE ADDITIONAL REGISTRATION STATEMENTS COVERING THE RESALE OF UP TO 83,108,051 SHARES OF OUR COMMON STOCK THAT HAVE BEEN DECLARED EFFECTIVE BY THE SEC.

         We have filed with the SEC a registration statement on Form SB-2 (SEC File # 333- 120390) covering the resale, from time to time, of up to 35,193,346 shares of our common stock by the selling stockholders identified therein. This registration statement, as amended and supplemented from time to time, was declared effective by the SEC on June 21, 2004.

         We have filed with the SEC a registration statement on Form SB-2 (SEC File # 333-115395) covering the resale, from time to time, of up to 31,156,015 shares of our common stock by the selling stockholders identified therein. This registration statement, as amended and supplemented from time to time, was declared effective by the SEC on December 2, 2004.

         We have filed with the SEC a registration statement on Form SB-2 (SEC File # 333-123400) covering the resale, from time to time, of up to 16,758,690 shares of our common stock by the selling stockholders identified therein. This registration statement, as amended and supplemented from time to time, was declared effective by the SEC on April 12, 2004.

WE HAVE AGREED TO REGISTER AND INTEND TO REGISTER, IN FUTURE REGISTRATION STATEMENTS, UP TO 27,168,174 SHARES OF COMMON STOCK.

         We have entered into agreements or intend to file, as applicable, the following new registration statements covering the resale of up to 27,168,174 shares of our common stock, as follows.

         In connection with the Genex Transactions, we have agreed to file (i) a registration statement covering the resale of 10,168,174 shares of our common stock paid to Jason Geng on or before June 1, 2005 and (ii) a registration statement covering the resale of up to 17,000,000 shares of our common stock issuable upon conversion of Technest Series B preferred stock on April 30, 2005.

         If the price of our stock continues to decline, we will not have enough registered shares to cover the conversion in full of the September 21, 2004 and November 9, 2004 notes. As a result, we may be required to file a new registration statement or registration statements covering the resale of such shares.

         We do not know when these shares will be sold since sales will depend upon the market price for our common stock, the circumstances, needs and decisions of the selling stockholders, and other factors. Sales of these shares may significantly affect the trading price for our common stock.

                                  RISK FACTORS

         ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE WHETHER TO PURCHASE OUR COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO BECOME IMPORTANT FACTORS THAT MAY HARM OUR BUSINESS. THE OCCURRENCE OF ANY OF THE FOLLOWING RISKS COULD HARM OUR BUSINESS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS AND UNCERTAINTIES, AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

         THIS SECTION IS ORGANIZED AS FOLLOWS: (I) RISKS RELATED TO MARKLAND,
(II) RISKS RELATED TO OUR CAPITAL STRUCTURE AND THIS OFFERING,(III) RISKS RELATING TO OUR INVESTMENT IN TECHNEST, (IV) RISKS RELATING TO INVESTING IN A CONTROLLED COMPANY; (V) RISKS RELATED TO HOMELAND SECURITY AND DEFENSE INDUSTRIES; (VI) RISKS RELATED TO NEW CORPORATE GOVERNANCE STANDARDS AND (VII) RISKS RELATING TO INVESTING IN ILLIQUID AND LOW-PRICED SECURITIES

                            RISKS RELATED TO MARKLAND

BECAUSE WE RECENTLY ACQUIRED OUR MOST IMPORTANT SUBSIDIARY, IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND FUTURE OPERATING RESULTS.

         We derive substantially all of our revenues from the operations of our subsidiary, EOIR. We acquired this company on June 30, 2004. Our limited operating history makes it difficult to evaluate our business and expected results.

WE HAVE A HISTORY OF OPERATING LOSSES, AND THERE IS NO ASSURANCE THAT WE WILL ACHIEVE PROFITABILITY IN THE FUTURE. IF WE DO NOT ACHIEVE PROFITABILITY, OUR FINANCIAL CONDITION AND OUR STOCK PRICE COULD SUFFER.

         We have a history of operating losses. We cannot predict when, or if, we will ever achieve profitability. Our current business operations began in 2002 and have resulted in losses in each fiscal year. Our accumulated deficit as of June 30, 2004 was $20,283,948, and as of December 31, 2004 $29,537,161
(unaudited). We will need to generate significant revenues to achieve profitability, and there can be no assurance that we will be able to do so. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If we continue to experience operating losses, you may lose all or part of your investment.

WE HAVE A GOING-CONCERN QUALIFICATION IN THE REPORTS BY OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS FOR OUR FINANCIAL STATEMENTS FOR THE YEARS ENDED JUNE 30, 2004, AND JUNE 30, 2003, WHICH MAY MAKE CAPITAL RAISING MORE DIFFICULT AND MAY REQUIRE US TO SCALE BACK OR CEASE OPERATIONS, PUTTING OUR INVESTORS' FUNDS AT RISK.

         The reports of our independent registered public accounting firms for fiscal years 2004 and 2003 each include a going-concern qualification, which indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. If we are unable to obtain additional funding, we may not be able to continue operations. During fiscal 2004, we raised a total of $15,345,000 in new capital. Since June 30, 2004, we raised $5,350,000 in the form of convertible promissory notes. For the quarter ended December 31, 2004, proceeds from the exercise of warrants totaled $1,181,250. There is no guarantee that we will be able to attract additional equity or debt investors. To date, we have funded our operations through equity investments and issuances of debt. Additionally, we had an accumulated deficit of $20,283,948 as of June 30, 2004 and $29,537,161 (unaudited) as of December 31, 2004. This deficit indicates that we may be unable to meet our future obligations unless we obtain additional sources of funding.

IF WE CANNOT OBTAIN ADDITIONAL CAPITAL REQUIRED TO FUND OUR OPERATIONS AND FINANCE OUR GROWTH OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION MAY SUFFER AND THE PRICE OF OUR STOCK MAY DECLINE.

         The development of our technologies will require additional capital, and our business plan is to acquire additional revenue-producing assets. We incurred net losses applicable to our common stockholders of $15,095,461 and $7,598,852 for the fiscal years ended June 30, 2004 and June 30, 2003 respectively and $8,007,192 (unaudited) and $988,310 (unaudited) for the quarters ended December 31, 2004 and December 31, 2003. Additionally, we had a working capital deficiency of $1,860,317 (unaudited) as of December 31, 2004. We may be unable to obtain additional funds in a timely manner or on acceptable terms, which would render us unable to fund our operations or expand our business. If we are unable to obtain capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, the price of our common stock may decline and you may lose part or all of your investment.

         Although we have been successful in the past in obtaining financing for working capital and acquisitions, we will have ongoing capital needs as we expand our business. If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our common stock will be reduced. In addition, these transactions may dilute the value of our common stock. We may have to issue securities that have rights, preferences and privileges senior to our common stock. The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand.

WE HAVE GROWN QUICKLY, IF WE CANNOT EFFECTIVELY MANAGE OUR GROWTH, OUR BUSINESS MAY SUFFER.

         We have rapidly and significantly expanded operations through the acquisitions of Science Technology Research Corporation ("STR") in October 2003, EOIR in June 2004 and Genex in February 2005. This growth has placed, and is expected to continue to place, a strain on our personnel, management, financial and other resources. Some of our officers have no prior senior management experience at public companies. Our new employees include a number of key managerial, technical and operations personnel who have not yet been fully integrated into our operations. To manage our growth effectively, we must, among other things:

         o upgrade and expand our manufacturing facilities and capacity in a timely manner;

         o successfully attract, train, motivate and manage a larger number of employees for manufacturing, sales and customer support activities;

         o        control higher inventory and working capital requirements; and

         o improve the efficiencies within our operating, administrative, financial and accounting systems, procedures and controls.

         To meet our growth objectives, among other things, we must attract and retain highly skilled technical, operational, managerial and sales and marketing personnel. If we fail to attract and retain the necessary personnel, we may be unable to achieve our business objectives and may lose our competitive position, which could lead to a significant decline in net sales. We face significant competition for these skilled professionals from other companies, research and academic institutions, government entities and other organizations.

         If we fail to manage our growth properly, we may incur unnecessary expenses and the efficiency of our operations may decline, adversely affecting our business and the price of our stock

FUTURE ACQUISITIONS OF OTHER COMPANIES, IF ANY, MAY DISRUPT OUR BUSINESS AND ADDITIONAL EXPENSES. AS A RESULT, OUR BUSINESS COULD SUFFER.

         We have completed the acquisitions of several companies including EOIR and Genex, we plan to review potential acquisition candidates, and our business and our strategy may include building our business through acquisitions. However, acceptable acquisition candidates may not be available in the future or may not be available on terms and conditions acceptable to us.

         Acquisitions involve numerous risks including among others, difficulties and expenses incurred in the consummation of acquisitions and assimilations of the operations, personnel, and services and products of the acquired companies. Additional risks associated with acquisitions include the difficulties of operating new businesses, the diversion of management's attention from other business concerns and the potential loss of key employees of the acquired company. If we do not successfully integrate the businesses we may acquire in the future, our business will suffer.

IF WE FAIL TO REALIZE SOME OR ALL OF THE OF THE ANTICIPATED BENEFITS FROM OUR ACQUISITION OF EOIR OUR BUSINESS WILL SUFFER.

         Our combined company may fail to realize some or all of the anticipated benefits and synergies of the transaction as a result of, among other things, lower than expected order rates from customers of EOIR, unanticipated costs, deterioration in the U.S. economy and other factors. There can be no assurance that we will receive new orders under our existing contract with the United States Army Night Vision and Electronic Sensors Directorate. In addition, the integration of EOIR business and operations with those of Markland may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Markland's or EOIR's existing businesses or customer base.

OUR CURRENT AND FUTURE EXPECTED REVENUES ARE DERIVED FROM A SMALL NUMBER OF CUSTOMERS WITHIN THE U.S. GOVERNMENT SUCH THAT THE LOSS OF ANY ONE ULTIMATE CUSTOMER COULD MATERIALLY REDUCE OUR REVENUES. AS A RESULT, OUR FINANCIAL CONDITION AND OUR STOCK PRICE WOULD BE ADVERSELY AFFECTED.

         During the fiscal year ended June 30, 2004, and 2003 and during the six months ended December 31, 2004, we derived substantially all of our revenue from contracts with the U.S. Government, including the DOD, Homeland Security and various INTEL within the U.S. Government. We have a contract with the United States Army Night Vision and Electronic Sensors Directorate that may provide for revenues of up to approximately $406,000,000 depending upon the U.S. Army's needs of which our subsidiary EOIR recognized in excess of $52,848,924 in revenues for calendar year ended December 31, 2004. We expect this contract to account for a substantial majority of our revenues in fiscal 2005.

         The loss of this customer due to cutbacks, competition, or other reasons would materially reduce our revenue base. Annual or quarterly losses may occur if there are material gaps or delays in orders from one of our largest customers that are not replaced by other orders or other sources of income.

MANY OF OUR TECHNOLOGIES ARE UNPROVEN AND THEIR SUCCESS IN THE MARKETPLACE IS UNKNOWN. IF WE DO NOT SUCCESSFULLY EXPLOIT THESE TECHNOLOGIES, OUR BUSINESS AND OUR PROSPECTS WOULD BE ADVERSELY AFFECTED.

         Our Gas plasma antenna, Vehicle stopping system, Acoustic Core(TM) signature analysis, APTIS(TM) human screening portal, and cryptography software have not reached commercial viability. There is no guarantee that these products will be successful in the marketplace. Although we currently sell automatic chemical detection and alarm systems, we do not know for how long the U.S. Navy will continue to buy this product, nor do we know if we will be able to sell this product or others like it to other customers. If we do not successfully exploit our technology, our financial condition, results of operations and business prospects would be adversely affected.

         The development of our technology is subject to factors beyond our control, including the production of components by our suppliers. We do not have long term supply agreements. As a result, commercially viable plasma antenna technology systems may not be successfully and timely produced by our original equipment manufacturers due to the inherent risk of technology development, new product introduction, limitations on financing, competition, obsolescence, loss of key technical personnel or other factors. The development and introduction of our technologies could be subject to additional delays. For instance, unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or a determination that further exploitation is unfeasible.

SOME OF OUR COMPETITORS ARE MUCH LARGER THAN WE ARE, HAVE BETTER NAME RECOGNITION THAN WE DO AND HAVE FAR GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO. IF WE CANNOT EFFECTIVELY COMPETE OUR BUSINESS MAY SUFFER AND THE PRICE OF OUR STOCK WOULD DECREASE.

         With the U.S. government's large appropriation of money for homeland security programs, many companies are competing for the same homeland security contracts and there can be no assurance that Markland will effectively compete with large companies who have more resources and funds than we do. Several companies have been working on issues relevant to the safety of the American people for the past several years. Because of the services and additional human and financial resources that these larger companies can provide, they may be more attractive to the U.S. Government. Lockheed Martin and Northrop Grumman are providers of hardware engineering and systems engineering solutions. Computer Sciences Corporation and EDS provided computer and computer software solutions. Defense companies, such as General Dynamics, Boeing and Raytheon are solutions providers that could easily expand their business into the homeland security business and are currently allocating resources to develop programs in this area.

OUR SUCCESS DEPENDS ON THE SERVICES OF OUR CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER. THE LOSS OF KEY PERSONNEL OR ANY INABILITY TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD AFFECT OUR ABILITY TO SUCCESSFULLY GROW OUR BUSINESS.

         Our future success depends to a significant degree on the skills and efforts of Robert Tarini, our Chief Executive Officer and Dr. Joseph P. Mackin, our Chief Operating Officer. If we lost the services of Mr. Tarini or Dr. Mackin, our business and operating results could be adversely affected. On December 30, 2004, we have entered into a five year employment agreements with Mr. Tarini and Dr. Mackin. We describe the terms of this agreement in this registration statement in the section "Compensation of Directors and Executive Officers." We also depend on the ability of our other executive officers and members of senior management to work effectively as a team. The loss of one or more of our executive officers or senior management members could impair our ability to manage our business effectively and could harm our business, prospects, financial condition and results of operations.

OUR MANAGEMENT WILL SPEND TIME ON OTHER ACTIVITIES WITH OTHER ENTITIES. AS A RESULT, OUR BUSINESS MAY SUFFER, ADVERSELY AFFECTING THE PRICE OF OUR COMMON STOCK.

         Robert Tarini, our Chief Executive Officer, also serves as an officer and director of other entities. These entities include Technest Holdings, Inc., Syqwest, Inc., ipPartners, Inc., and Ocean Data Equipment Corporation. These entities may share similar investment objectives and policies. Dr. Mackin, our Chief Operating Officer, serves as President of Technest and Genex and the President and Chief Executive Officer of EOIR. Finally, Gino Pereira, our Chief Financial Officer is also the Chief Financial Officer of Technest and Genex. Mr. Tarini, Dr. Mackin and Mr. Pereira may disproportionately allocate their time and resources between these other entities and us. Neither our organizational documents and our policies specify a minimum standard of time and attention that Mr. Tarini, Dr. Mackin and Mr. Pereira are required to devote to us.

OUR LARGEST CUSTOMERS ARE THE DOD, HOMELAND SECURITY, AND VARIOUS OTHER INTEL WHOSE OPERATIONS ARE SUBJECT TO UNIQUE POLITICAL AND BUDGETARY CONSTRAINTS, INVOLVE COMPETITIVE BIDDING, AND OUR CONTACTS WITH THESE CUSTOMERS MAY BE SUBJECT TO CANCELLATION WITH OR WITHOUT PENALTY, WHICH MAY PRODUCE VOLATILITY IN OUR EARNINGS AND REVENUE.

         Our largest customers are the DOD, Homeland Security, and various other INTEL. Due to political and budgetary processes and other scheduling delays that may frequently occur relating to the contract or bidding process, some government agency orders may be canceled or delayed, and the receipt of revenues or payments may be substantially delayed. This irregular and unpredictable revenue stream makes it difficult for our business to operate smoothly. Obtaining contracts from government agencies is challenging, and government contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

         o include provisions that allow the government agency to terminate the contract without penalty under some circumstances;

         o be subject to purchasing decisions of agencies that are subject to political influence;

         o        contain onerous procurement procedures; and

         o be subject to cancellation if government funding becomes unavailable.

         In addition, federal government agencies routinely audit government contracts. These agencies review a contractor's performance on its contract, pricing practices, cost structure and compliance with applicable laws, regulations and standards. These audits may occur several years after completion of the audited work. An audit could result in a substantial adjustment to our revenues because we would not be reimbursed for any costs improperly allocated to a specific contract, and we would be forced to refund any improper costs already reimbursed. If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. In addition, our reputation could be harmed if allegations of impropriety were made against us.

OUR BUSINESS MAY SUFFER IF WE CANNOT PROTECT OUR PROPRIETARY TECHNOLOGY.

         Our ability to compete depends significantly upon our patents, our trade secrets, our source code and our other proprietary technology. The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us. Our patents could be challenged, invalidated or circumvented, in which case the rights we have under our patents could provide no competitive advantages. Existing trade secrets, copyright and trademark laws offer only limited protection. In addition, the laws of some foreign countries do not protect our proprietary technology to the same extent as the laws of the United States, which could increase the likelihood of misappropriation. Furthermore, other companies could independently develop similar or superior technology without violating our intellectual property rights. Any misappropriation of our technology or the development of competing technology could seriously harm our competitive position, which could lead to a substantial reduction in net sales.

         If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, disruptive and expensive, distract the attention of management, and there can be no assurance that we would prevail.

CLAIMS BY OTHERS THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY RIGHTS COULD INCREASE OUR EXPENSES AND DELAY THE DEVELOPMENT OF OUR BUSINESS. AS A RESULT, OUR BUSINESS AND FINANCIAL CONDITION COULD BE HARMED.

         Our industries are characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others.

         We do not conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

         We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

FLUCTUATIONS IN OUR QUARTERLY NET SALES AND RESULTS OF OPERATIONS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         Our future net sales and results of operations are likely to vary significantly from quarter to quarter due to a number of factors, many of which are outside our control. Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that our net sales or results of operations in a quarter will fall below the expectations of securities analysts or investors. If this occurs, the market price of our common stock could fall significantly. Our results of operations in any quarter can fluctuate for many reasons, including:

         o Timing of orders from our largest customers, the DOD, Homeland Security, various INTEL and the United States Night Vision and Electronic Sensors Directorate;

         o our ability to manufacture, test and deliver products in a timely and cost-effective manner;

         o        our success in winning competitions for orders;

         o the timing of new product introductions by us or our competitors;

         o        the mix of products we sell;

         o        competitive pricing pressures; and

         o        general economic climate.

         A large portion of our expenses, including expenses for facilities, equipment, and personnel, are relatively fixed. Accordingly, if our net sales decline or do not grow as much as we anticipate, we might be unable to maintain or improve our operating margins. Any failure to achieve anticipated net sales could therefore significantly harm our operating results for a particular fiscal period.

            RISKS RELATING TO OUR CAPITAL STRUCTURE AND THIS OFFERING

BECAUSE WE HAVE NOT PREPAID OUR OUTSTANDING CONVERTIBLE NOTES, OUR STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION.

         We have not prepaid the September 21, 2004 and November 9, 2004 notes. As a result, the conversion price of the notes and exercise price of the warrants issued in connection with the September 21, 2004 and November 9, 2004 transactions is subject to the following adjustments:

         o The conversion price of the notes has been adjusted to a floating rate equal to the lower of (i) 80% of the average closing price for the trailing five trading days prior to the date of conversion and (ii) $.80. Due to the conversion mechanics of the note, decreases in the conversion price results in an increase in the total number of shares issuable upon conversion.

         o As of April 4, 2005, the exercise price of the warrants, as adjusted, is $0.34.

         Based on our recent closing bid price of our common stock for the last five days ending April 4, 2005, if all of the September 21, 2004 and November 9, 2004 notes are converted, we would have to issue approximately 27,864,712 shares of our common stock, upon conversion of the notes. The number of shares that we may be obligated to issue would increase if our stock price declined. Based on our recent closing bid price of our common stock for the last five days prior to April 4, 2005 and common stock outstanding as of April 4, 2005, these shares will represent approximately 22.75% of our outstanding common stock upon issuance.

         However, the number of shares to be acquired by each of the holders of the notes upon conversion cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 9.99% of our outstanding common stock at any point in time. The holder of the notes may not waive this limitation.

IF WE DEFAULT ON ANY OF OUR OUTSTANDING NOTES, SOME OR ALL OF OUR ASSETS COULD BE LIQUIDATED, WHICH COULD DISRUPT OUR OPERATIONS, PLACING YOUR INVESTMENT AT RISK

         All of our assets are subject to security agreements. Our obligations under notes issued to the former stockholders of our subsidiary EOIR are secured by all the assets of EOIR and are guaranteed by Markland, and our obligations under the notes issued to the investors in our private placements closed on September 21, 2004 and November 9, 2004 are secured by all of the assets of Markland and its subsidiaries, EOIR, Ergo Systems, Inc. and STR. As a result, if we default under the terms of any of these notes, the holders of the notes could foreclose under the security interest and liquidate some or all of our assets.

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

         Future sales of our common stock in the public market could lower the market price of our common stock. Such sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Some of our shareholders hold securities issued and sold in private transactions in reliance upon exemptions from the registration requirements of the Securities Act. These securities may be resold in the public market only if the resale is registered or pursuant to an exemption from registration. As of April 4, 2005, approximately 44,528,049 shares of our common stock were restricted securities. We have agreed or intend to file as applicable, registration statements covering the resale of up to additional 27,168,174 shares of common stock. These shares may be immediately resold in the public market upon effectiveness of the accompanying registration statement. We do not know when these shares will be sold since sales will depend upon the market price for our common stock, the circumstances, needs and decisions of the selling stockholders, and other factors.

YOU COULD SUFFER SUBSTANTIAL DILUTION OF YOUR INVESTMENT AND OUR STOCK PRICE COULD DECLINE SIGNIFICANTLY IF WE ISSUE A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK (I) UPON CONVERSION OF THE OUTSTANDING SERIES D CONVERTIBLE PREFERRED STOCK, (II) UPON EXERCISE OF OUR WARRANTS, (III) UPON CONVERSION OF OUR CONVERTIBLE NOTES, AND (IV) PURSUANT TO OUR EMPLOYMENT AGREEMENTS, CONSULTING AGREEMENTS AND OUR 2005 STOCK AWARD PLAN.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to these arrangements, in part, because the conversion price and exercise price of some of these securities will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw.

         Nonetheless, we can estimate the number of shares of common stock that will be required to issue using the certain assumptions including

         o        the price of our common stock of $0.221 on April 4, 2005,

         o the closing bid price of our common stock for the five trading days immediately preceding April 4, 2005;

         o the closing bid price of our common stock for the twenty trading days immediately preceding April 4, 2005, and

         o        the number of shares outstanding as of April 4, 2005.

         We are obligated to issue a substantial number of shares of common stock upon (i) the conversion of our Series D convertible preferred stock and common stock purchase warrants; (ii) the conversion of our secured convertible promissory notes issued on September 21, 2004 and on November 9, 2004; and (iii) the exercise of our warrants issued on September 21, 2004 and on November 9, 2004. As of April 4, 2005, the outstanding Series D preferred stock would convert into approximately 80,172,772 shares of our common stock, our secured convertible promissory notes would convert into approximately 27,864,712 shares of our common stock, and we had approximately 10,831,910 warrants representing the right to purchase our common stock outstanding. In addition, as provided in
Section 2(b) of the Terms and Conditions of the notes issued on September 21, 2004 and November 9, 2004 , we will pay accrued interest on these notes by delivering shares of common stock in lieu of cash. As a result, existing investors will experience significant dilution, and may experience further dilution if the price of our stock continues to decline.

         Our agreements with our executive officers and consultants contemplate a series of future issuances of our common stock expressed as a percentage of our fully diluted outstanding common stock (i.e., including shares of our common stock for which any options, warrants, convertible preferred, or other common stock equivalents are currently convertible or exercisable, as applicable) currently estimated at 3,594,063 shares (based on the number of outstanding shares of common stock as of April 4, 2005). Moreover, because these grants are expressed as a percentage of our fully diluted common stock, any increase to the fully diluted common stock (whether the result of new issuances or, with respect to future-priced instruments, decreases in our stock price) will result in an increase in the number of shares granted under these agreements.

         Should a significant number of these securities be issued, exercised or converted, the resulting increase in the amount of the common stock in the public market could have a substantial dilutive effect on our outstanding common stock. The conversion and exercise of a substantial amount of the aforementioned securities or the issuance of new shares of common stock may also adversely affect the terms under which we could obtain additional equity capital. The price, which we may receive for the shares of common stock, that are issuable upon conversion or exercise of such securities, may be less than the market price of the common stock at the time of such conversions or exercise.

THE HOLDERS OF OUR PREFERRED STOCK HAVE SOME RIGHTS AND PRIVILEGES THAT ARE SENIOR TO OUR COMMON STOCKHOLDERS, AND WE MAY ISSUE ADDITIONAL SHARES OF PREFERRED STOCK WITHOUT STOCKHOLDER APPROVAL THAT COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         Our board of directors has the authority to issue, without any further vote or action by you and the other common stockholders, a total of up to 5,000,000 shares of preferred stock and to fix the rights, preferences, privileges, and restrictions, including voting rights, of the preferred stock, which typically are senior to the rights of the common stockholders. As of April 4, 2005, we had issued and outstanding 30,000 shares of our Series A non-voting redeemable convertible preferred stock, 15,406 shares of our Series D convertible preferred stock and may, from time to time in the future, issue additional preferred stock for financing or other purposes with rights, preferences or privileges senior to the common stock. Your rights will be subject to, and may be adversely affected by, the rights of the holders of the preferred stock that have been issued or might be issued in the future. Preferred stock also could make it more difficult for a third party to acquire a majority of our outstanding voting stock. This could delay, defer or prevent a change in control. Furthermore, holders of preferred stock may have other rights, including economic rights, senior to the holders of our common stock. As a result, the existence and issuance of preferred stock could have a material adverse effect on the market value of the common stock.

THE ISSUANCE OF PREFERRED STOCK MAY ENTRENCH MANAGEMENT OR DISCOURAGE A CHANGE OF CONTROL.

         Our Articles of Incorporation authorize the issuance of preferred stock that would have designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

         In the event of issuance, the preferred stock could be used, under some circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. Current members of our management that are large stockholders and members of our Board may have interests that are different form other stockholders. Therefore, conflicting interests of some members of management and our stockholders may lead to stockholders desiring to replace these individuals. In the event this occurs and the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors. In addition, by issuing preferred stock, management could prevent other shareholders from receiving a premium price for their shares as part of a tender offer.

WE HAVE NEVER PAID DIVIDENDS ON OUR CAPITAL STOCK, AND WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE. INVESTORS SHOULD NOT RELY ON AN INVESTMENT IN OUR STOCK FOR THE PAYMENT OF CASH DIVIDENDS.

         We have not paid dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future. In addition, the terms of our Exchange Agreement with Eurotech, Ltd. prohibit us from declaring dividends.

         Pursuant to the Purchase Agreement between Markland and DKR Soundshore Oasis Holding Fund, Ltd, and DKR Soundshore Strategic Holding Fund, Ltd., dated September 21, 2004, we have covenanted that so long as any of the notes issued pursuant to such agreement are outstanding, we will not declare, pay or make any provision for any cash dividend or cash distribution with respect to our common stock or preferred stock, without first obtaining the approval of the investors party the agreement.

                  RISKS RELATING TO OUR INVESTMENT IN TECHNEST

LACK OF CURRENT AUDITED FINANCIAL INFORMATION OF GENEX AND DESCRIPTION OF THE BUSINESS OF GENEX, AMONG OTHER THINGS, MAKES AN INVESTMENT IN MARKLAND HIGHLY SPECULATIVE.

         Prior to February 14, 2005, Genex, as a privately held company, had not been subject to the reporting requirements of the Exchange Act and therefore, the information available to investors is limited. While some information is provided herein, and additional information will become available in due course as Technest complies with its ongoing Exchange Act reporting requirements, the current lack of such information, among other factors, makes an investment in Markland's common stock speculative. You should carefully consider all of the information included in Markland's and Technest current reports on Form 8-K filed with the SEC on February 15, 2005, and in other filings we make with the SEC. Before deciding to invest in our common stock, you should consider carefully all of the risk factors and uncertainties contained in this prospectus and Markland's and Technest's current reports on Form 8-K filed with the SEC on February 15, 2005.

TECHNEST'S LACK OF OPERATING HISTORY ON WHICH INVESTORS MAY EVALUATE ITS OPERATIONS, PROSPECTS AND ABILITY TO PRODUCE A RETURN ON INVESTMENT MAKES AN INVESTMENT IN MARKLAND HIGHLY SPECULATIVE.

         Prior to February 14, 2005, Technest did not have any operations on which a potential investor may base an evaluation of its prospects and ability to operate Genex profitably. If Technest is unable to sustain profitable operations, Markland's return on its investment in Technest may suffer and the price of Markland's common stock may decline.

TECHNEST HAS A HISTORY OF OPERATING LOSSES AND CANNOT GIVE ASSURANCE OF FUTURE REVENUES OR OPERATING PROFITS. IF THE FINANCIAL CONDITION OF TECHNEST DOES NOT IMPROVE, THERE MAY BE AN ADVERSE AFFECT ON THE PRICE OF MARKLAND COMMON STOCK

         Technest has had net operating losses each year since its inception and a working capital deficit. Sherb & Co. LLP, Technest registered independent public accounting firm, issued a going concern qualification in their report delivered in connection with their audit of Technest financial statements for fiscal year 2004. Specifically, Sherb & Co. LLP believed there was substantial doubt that Technest could continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on his or her investment. As shown in the audited financial statements included in Technest's annual report on 10-KSB for the period ended December 31, 2004, Technest had negative working capital of approximately $309,177 and an accumulated deficit of approximately $15,531,599. If Technest continues to suffer losses as it has in the past, Markland's return on its investment in Technest may suffer and you may loose part or all of your investment.

ROBERT TARINI, OUR CHIEF EXECUTIVE OFFICER HAS AN INVESTMENT IN TECHNEST, AND HE, DR. MACKIN AND MR. PEREIRA ALSO SERVE AS OFFICERS OF TECHNEST AND THEREFORE WILL NOT SPEND ALL THEIR WORKING TIME ON OUR BUSINESS. CONFLICTS OF INTEREST COULD ARISE AS A RESULT OF THESE OVERLAPPING POSITIONS. AS A RESULT, OUR BUSINESS COULD BE HARMED.

         Mr. Tarini is one of the investors that participated in the Genex Transactions. On February 14, 2005, Mr. Tarini received 143,678 shares of Technest Series B preferred stock, 143,678 shares of Technest Series C preferred stock convertible into 30,341,954 shares of Technest common stock (without giving effect to the reverse stock split) and 143,678 shares of Technest common stock (after giving effect to the reverse stock split) and warrants to purchase 30,341,920 Technest common stock in exchange for $625,000.

         These entities share similar investment objectives and policies. Mr. Tarini may disproportionately allocate his time and resources between these other entities and us. Neither our organizational documents and our policies specify a minimum standard of time and attention that Mr. Tarini are required to devote to us. There may be instances where the business of these companies overlap or compete. However, we do not believe that having the same board of directors or being in the same markets will present a conflict of interest. The board will endeavor to act in the best interests of each company.

IT MAY BE DIFFICULT FOR US TO RESELL SHARES OF COMMON STOCK OF TECHNEST HOLDINGS, INC. IF AN ACTIVE MARKET FOR TECHNEST HOLDINGS, INC. COMMON STOCK DOES NOT DEVELOP.

         Due to the current price of Technest common stock, many brokerage firms may not be willing to effect transactions in its securities, particularly because low-priced securities are subject to SEC rules imposing additional sales requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). These disclosure requirements may have the effect of reducing the trading activity in the secondary market for Technest common stock as it is subject to these penny stock rules. These factors severely limit the liquidity, if any, of Technest common stock, and would likely have a material adverse effect on its market price and on our ability to raise additional capital through selling Technest common stock we hold.

         The common stock of Technest is not actively traded on a registered securities exchange and will not be able to cause its securities to be listed because Technest does not meet the initial listing criteria for any registered securities exchange or the NASDAQ National Market System. The common stock of Technest is quoted on the less recognized OTC Bulletin Board. This factor may further impair our ability to sell our shares when we want and/or could depress the stock price of Technest common stock. As a result, we may find it difficult to dispose of, or to obtain accurate quotations of the price of, Technest common stock because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Technest may be reduced. These factors could result in lower prices and larger spreads in the bids and ask prices for shares of Technest common stock.

         We cannot predict the extent to which investor interest in Technest common stock or a business combination, if any, will lead to an increase in its market price or the development of an active trading market or how liquid that market, if any, might become.

MARKLAND MAY BECOME AN INVESTMENT COMPANY IF OUR CONTROLLING INTEREST IN TECHNEST FALLS BELOW 51%. IF SO, OUR COMPLIANCE AND REGISTRATION COSTS WILL INCREASE.

         If Markland's ownership of Technest falls below 51% Technest will no longer meet the definition of "majority-owned subsidiary" as contemplated by the Investment Company Act of 1940 (the "Investment Company Act"), and Markland could be subject to regulation under the Investment Company Act. In such event, Markland may be required to register as an investment company, unless an exemption is available. We may incur significant registration and compliance costs and we may become subject to liability under the Investment Company Act, the Securities Act and the Exchange Act and rules and regulations adopted thereunder. Compliance with these rules could adversely affect Markland and Technest because it would use management and financial resources. On February 14, 2005, Markland was the beneficial owner of 10,168,769 shares of Technest common stock, which represents 93% of the outstanding shares of Technest common stock.

               RISKS RELATING TO INVESTING IN A CONTROLLED COMPANY

MINORITY SHAREHOLDERS SHOULD NOT INVEST IN OUR COMPANY WITH THE EXPECTATION THAT THEY MAY BE ABLE TO INFLUENCE THE AFFAIRS OF THE COMPANY AND/OR THE OUTCOME OF STOCKHOLDER VOTES.

         We have not held an annual meeting since November 19, 2001. In addition, our executive officers and directors, acting together, controlled, as of April 4, 2005, approximately 15.96% our outstanding common stock. As a result, they will have the ability to run the day to day operations of our company and significantly influence matters submitted to the stockholders for approval (including the election and removal of Directors). This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of our common stock.

OTHER BUSINESS VENTURES OF OUR CHIEF EXECUTIVE OFFICER MAY PRESENT DEMANDS ON HIS TIME OR POSSIBLE CONFLICTS OF INTEREST WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Robert Tarini, our Chief Executive Officer and a Director of our company is involved in other business activities and may, in the future, become involved in additional business opportunities. As of April 4, 2005, Mr. Tarini holds positions and is involved in the following activities.

         o Mr. Tarini is the founder and President of ipPartners, Inc., a firm specializing in the design and manufacture of acoustic remote sensing devices utilized in marine and land based applications. He is also the sole shareholder.

         o Mr. Tarini is the Chief Executive Officer and a minority shareholder of Syqwest, Inc., a company that specializes in the development of acoustic remote sensing devices, as its Chief Executive Officer and Chief Operating Officer.

         o Since 1999, Mr. Tarini serves as the Chief Executive Officer of Ocean Data Equipment Corporation, where he has overseen the design and development of a complete line of scientific instruments targeted for geophysical and hydrographic research, and developed a remote sensing technique, which is currently being developed for application in detecting illicit materials. He is also a minority shareholder.

         o On February 14, 2005 he was appointed Chief Executive Officer and a Director of Technest.

         Mr. Tarini may face a potential conflict of interest in how he allocated his available time to each company. We have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise related to this matter. There can be no assurance that we will have a policy in place to address potential conflicts of interests.

          RISKS RELATED TO THE HOMELAND SECURITY AND DEFENSE INDUSTRIES

THE HOMELAND SECURITY AND DEFENSE INDUSTRIES IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS, AND UNLESS WE KEEP PACE WITH THE CHANGING TECHNOLOGIES, WE COULD LOSE CUSTOMERS AND FAIL TO WIN NEW CUSTOMERS.

         Our future success will depend, in part, upon our ability to develop and introduce a variety of new products and services and enhancements to these new product and services in order to address the changing and sophisticated needs of the homeland security marketplace. Delays in introducing new products, services and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products and services at competitive prices may cause customers to forego purchases of our products and services and purchase those of our competitors. Frequently, technical development programs in the homeland security industry require assessments to be made of the future directions of technology and technology markets generally, which are inherently risky and difficult to predict.

WE FACE INTENSE COMPETITION, WHICH COULD RESULT IN LOWER REVENUES AND HIGHER RESEARCH AND DEVELOPMENT EXPENDITURES AND COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Current political tensions throughout the world have heightened interest in the homeland security industry, and we expect competition in this field, which is already substantial, to intensify. If we do not develop new and enhanced products, or if we are not able to invest adequately in our research and development activities, our business, financial condition and results of operations could be negatively impacted. Many of our competitors have significantly more cash and resources than we have. Our competitors may introduce products that are competitively priced, have increased performance or functionality, or incorporate technological advances that we have not yet developed or implemented. To remain competitive, we must continue to develop, market and sell new and enhanced systems and products at competitive prices, which will require significant research and development expenditures. We cannot assure you that we will be able to compete successfully against current and future competitors

              RISKS RELATING TO NEW CORPORATE GOVERNANCE STANDARDS

WE ARE NOT SUBJECT TO THE SAME CORPORATE GOVERNANCE STANDARDS AS LISTED COMPANIES. THIS MAY AFFECT MARKET CONFIDENCE AND COMPANY PERFORMANCE. AS A RESULT, OUR BUSINESS COULD BE HARMED AND THE PRICE OF OUR STOCK COULD DECREASE.

         Registered exchanges and the Nasdaq National Market have adopted enhanced corporate governance requirements that apply to issuers that list their securities on those markets. These standards deal with the rights and responsibilities of a company's management, its board, shareholders and various stakeholders. How well companies are run may affect market confidence as well as company performance. Our common stock is quoted on the OTC Bulletin Board, which does not have comparable requirements. As a result, our business and the price of our stock may be adversely affected.

         For instance, we are not required to have any independent directors and we do not have independent directors. Therefore management has significant influence over decisions made by the Board on behalf of the stockholders.

         In some circumstances, management may not have the same interests as the shareholders and conflicts of interest may arise. We do not have a policy to resolve conflicts of interest and we are not required to have one. Notwithstanding the exercise of their fiduciary duties as directors and executive officers and any other duties that they may have to us or our other stockholders in general, these persons may have interests different than yours.

OUR ADMINISTRATIVE COSTS AND EXPENSES RESULTING FROM THE NEW REGULATIONS HAVE INCREASED, ADVERSELY AFFECTING OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002 and SEC rules adopted thereunder. These regulations increased our legal and financial compliance and made some activities more difficult, time-consuming and costly. Our expenses will continue to increase as we continue to implement these new regulations.

NEW CORPORATE GOVERNANCE REQUIREMENTS HAVE MADE IT MORE DIFFICULT TO ATTRACT QUALIFIED DIRECTORS. AS A RESULT, OUR BUSINESS MAY BE HARMED AND THE PRICE OF OUR STOCK MAY BE ADVERSELY AFFECTED

         New corporate governance requirements have increased the role and responsibilities of directors and executive officers of public companies. These new requirements will make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher costs to obtain coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve as members of our board of directors.

IF WE FAIL TO MAINTAIN EFFECTIVE INTERNAL CONTROLS OVER FINANCIAL REPORTING, THE PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED.

         We are required to establish and maintain appropriate internal controls over financial reporting. Our internal controls over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock.

         For instance, in Amendment # 1 to our Form 10-QSB for the quarter ended December 31, 2004, we disclosed that prior to the acquisition of EOIR, the limited size of our internal financial and controls staff did not permit a significant amount of time or expense on monitoring and oversight of our general administrative and financial functions. In the course of management's evaluation of our controls and procedures for that quarter, our management concluded that, due to the limited amount of resources available for general administrative and financial matters prior to the acquisition of EOIR we: (i) had a less than desirable number of people performing a majority of the financial duties, (ii) lacked the desired internal financial and controls staff resources for a comprehensive internal audit function, and (iii) and in some cases had not been able to promptly accumulate and process all of our data and reports on a timely basis. Our management also concluded that , in light of existing newly instituted staff and controls, which include additional administrative personnel acquired with EOIR, and the recent addition of an outside consultant, the risks associated with a lack of segregation of duties and limited staff have been largely mitigated. There can be no assurance that these actions will be effective or timely. However, we will periodically reevaluate the situation, and as necessary, will put in place additional internal staff and controls to prevent a lack of discipline around policies and procedures in our administrative and financial matters.

         Failure to establish those controls, or any failure of those controls once established, could adversely impact Markland's public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our independent registered public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

STANDARDS FOR COMPLIANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 ARE UNCERTAIN, AND IF WE FAIL TO COMPLY IN A TIMELY MANNER, OUR BUSINESS COULD BE HARMED AND ITS STOCK PRICE COULD DECLINE.

         Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountant. This requirement will first apply to our annual report for fiscal year ending June 30, 2007. The standards that must be met for management to assess the effectiveness of the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of its assessment by our independent registered public accountants. If management cannot assess Markland's internal control over financial reporting as effective, or our independent registered public accounting firm is unable to issue an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

        RISKS RELATED TO INVESTING IN ILLIQUID AND LOW-PRICED SECURITIES

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THESE SHARES DUE TO SUITABILITY AND DISCLOSURE REQUIREMENTS.

         Due to the current price of our common stock, many brokerage firms may not be willing to effect transactions in its securities, particularly because low-priced securities are subject to SEC rules (referred to as the "penny stock rules")imposing additional sales requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). These disclosure requirements may have the effect of reducing the trading activity in the secondary market for Technest common stock as it is subject to these penny stock rules. These rules severely limit the liquidity, if any, of our common stock, and would likely have a material adverse effect on its market price and on our ability to raise additional capital through selling Technest common stock acquired in connection with the Genex Transactions.

         The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC may require by rule or regulation.

         In addition, the broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account.

         Finally, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

         These requirements may reduce the potential market for our common stock by reducing the number of potential investors, brokers and traders. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

         We cannot predict the extent to which investor interest in Technest common stock or a business combination, if any, will lead to an increase in its market price or the development of an active trading market or how liquid that market, if any, might become.

IT MAY BE DIFFICULT FOR YOU TO RESELL YOUR SHARES IF AN ACTIVE AND LIQUID MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP.

         Our common stock is not actively traded on a registered securities exchange and we do not meet the initial listing criteria for any registered securities exchange or the NASDAQ National Market System. It is quoted on the less recognized OTC Bulletin Board. This factor may further impair your ability to sell your shares when you want and/or could depress our stock price. As a result, you may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our company may be reduced. These factors could result in lower prices and larger spreads in the bids and ask prices for our shares.

         Due to the current price of our common stock, many brokerage firms may not be willing to effect transactions in our securities, particularly because low-priced securities are subject to an SEC rule that imposes additional sales requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share).

         These factors severely limit the liquidity of our common stock, and would likely have a material adverse effect on its market price and on our ability to raise additional capital. We cannot predict the extent to which investor interest in our stock, if any, will lead to an increase in its market price or the development of a more active trading market or how liquid that market might become.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE. AS A RESULT, YOU MAY NOT BE ABLE TO SELL OUR COMMON STOCK IN SHORT TIME PERIODS, OR POSSIBLY AT ALL.

         Our stock price has been volatile. From July 1, 2003 to April 20, 2005, the trading price of our common stock ranged from a low price of $0.13 per share to a high price of $9.00 per share. Many factors may cause the market price of our common stock to fluctuate, including:

         o        variations in our quarterly results of operations;

         o        the introduction of new products by us or our competitors;

         o acquisitions or strategic alliances involving us or our competitors;

         o        future sales of shares of common stock in the public market;
                  and

         o market conditions in our industries and the economy as a whole.

         In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock. When the market price of a company's stock drops significantly, stockholders often institute securities class action litigation against that company. Any litigation against us could cause us to incur substantial costs, divert the time and attention of our management and other resources or otherwise harm our business.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely our current predictions of future events. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include, among others, those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We assume no obligation to update our forward-looking statements to reflect new information or developments, unless required by law. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

                                 USE OF PROCEEDS

         The shares of common stock offered by this prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. For information about the selling stockholders, see "Selling Stockholders" section of this prospectus.

                              SELLING STOCKHOLDERS

         This reoffer prospectus relates to shares of common stock that the selling stockholders have acquired or will acquired, as applicable, under the following plans: our employment agreement with Robert Tarini, dated December 30, 2004; our employment agreement with Gino M. Pereira, dated December 30, 2004; our employment agreement with Joseph P. Mackin dated December 30, 2004.

         Neither the statements found in this prospectus, or the related registration statement, nor the delivery of this prospectus in connection with the disposition of shares of common stock by a selling stockholder, will be an admission by us or the selling stockholder that the selling stockholder is in a control relationship with our company.

         RESTRICTED SECURITIES. Robert Tarini, Gino M. Pereira and Joseph P. Mackin are executive officers, directors or controlling stockholders of our company. Shares of common stock issued on January 3, 2005 under our employment agreements with them dated December 30, 2004 are "restricted securities" and may be resold pursuant to this prospectus.

         CONTROL SECURITIES. This prospectus may in the future cover shares of our common stock issuable under our 2005 Stock Award Plan and registered under the registration statement of which this prospectus forms a part. Specifically, in the event future recipients of shares of our common stock under such plan are affiliates at the time of issuance of such shares of common stock, we intend to file a post-effective amendment or prospectus supplement, as applicable, to name such recipients as selling stockholders in this reoffer prospectus and to set forth the amount they are entitled to sell under this prospectus.

         SELLING STOCKHOLDER TABLE. The following table sets forth certain information with respect to the beneficial ownership of our common stock by each of the selling stockholders as of April 20, 2005 and their pledgees, assignees and successors in interest, including:

         o shares of common stock beneficially owned by the selling stockholders prior to the offering including any shares of common stock that the selling stockholder has a right to acquire within 60 days of April 20, 2005;

         o        shares available for reoffer and resale under this prospectus;

         o shares of common stock beneficially owned by the selling stockholder upon completion of the offering covered by this prospectus; and

         o percentage of shares beneficially owned by each of the selling stockholders after the completion of the offering. We have calculated this percentage in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, based on 108,805,091 shares of common stock outstanding as of April 20, 2005.

         The following table assumes that all the common stock offered by this prospectus is sold. However, we do not know whether any of the selling stockholders will sell any or all of the shares of our common stock offered by them under this registration statement. The inclusion of the shares of common stock in the table does not constitute a commitment to sell any shares.

                                                 BENEFICIAL
                                      OWNERSHIP PRIOR TO THE OFFERING
                                 -------------------------------------
                                    NUMBER OF
SELLING STOCKHOLDER              SHARES OF COMMON                        SHARES OFFERED UNDER
                                      STOCK           RIGHT TO ACQUIRE      THIS PROSPECTUS
-------------------------------  ---------------      ---------------   ---------------------
Robert Tarini(2)(3)               3,737,629                   0                900,000
54 Danbury Road #207
Ridgefield, Connecticut 06877

Joseph P. Mackin(3)(4)            2,000,000           1,250,286(5)             900,000
54 Danbury Road #207
Ridgefield, Connecticut 06877

Gino M. Pereira(3)(6)             3,000,000                   0                900,000
54 Danbury Road #207
Ridgefield, Connecticut 06877


                                           20

                                         SHARES BENEFICIALLY
                                      OWNED UPON COMPLETION OF
                                           THIS OFFERING (7)
                               ----------------------------------------
                                  NUMBER OF
                               SHARES OF COMMON                              OWNERSHIP
SELLING STOCKHOLDER                 STOCK             RIGHT TO ACQUIRE       PERCENTAGE
-----------------------         ----------------     ------------------    --------------
Robert Tarini(2)(3)              2,837,629                         0            2.61%
Joseph P. Mackin(3)(4)           1,100,000                 1,250,286(5)         2.14%
Gino M. Pereira(3)(6)            2,100,000                         0            2.12%


(1) We determined ownership in accordance with rules of the Securities and Exchange Commission. Beneficial ownership includes voting power and/or investment power with respect to the securities held by the named individuals. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 20, 2005, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)      Chairman of the Board of Directors and Chief Executive Officer of
         Markland.

(3) The selling shareholder named above may be deemed to be an "affiliate" of the Company, as that term is defined under the Securities Act.

(4)      Director, President and Chief Operating Officer of Markland.

(5)      Represents shares issuable upon exercise of options granted to Joseph
         P. Mackin under our 2004 Stock Incentive Plan.

(6)      Chief Financial Officer of Markland.

(7)      Assumes that all shares covered by this prospectus will be sold.


         Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the shares covered by this prospectus.


                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling stockholders. The selling stockholders and any of their pledgees, donees, transferees and successors-in-interest receiving shares from a named selling stockholder after the date of this prospectus may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

         The selling stockholders may use any one or more of the following methods when selling shares and these transactions may or may not involve brokers or dealers.

         o ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

         o block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker dealer as principal and resale by the broker dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares in open market transactions under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock or warrants owned by them, and if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the common stock, and there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

         Upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon the company being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed.

         We are required to pay all fees and expenses incurred by us incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments to which such selling shareholders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof. Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

         The selling stockholders will be subject to the applicable provisions of the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of ordinary shares by the selling shareholders or any other such persons. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

                              LIMITATIONS ON RESALE

         As of the date of this Prospectus, we do not meet the registrant requirements for the use of Form S-3. Therefore, pursuant to General Instruction C of Form S-8, the selling stockholders, and any other persons with whom a selling stockholder is acting in concert for the purpose of selling securities of Markland pursuant to this prospectus, are subject to the resale limitations of Rule 144(e) under the Securities Act.

         Rule 144(e) limits the volume of sales of shares in any three-month period for the account of persons subject to its provisions to the greater of
(a) 1% of the shares of the class outstanding as shown by the most recent report issued or published by the issuer or (b) the average weekly trading volume in the securities as determined pursuant to Rule 144(e).

         This limitation is strictly a limitation on the number of securities to be resold pursuant to the registration statement, and does not require aggregation of such securities with the securities to be sold by the same person pursuant to Rule 144.

                 DESCRIPTION OF THE SECURITIES BEING REGISTERED

OUR AUTHORIZED CAPITAL STOCK CONSISTS OF 500,000,000 SHARES OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE, AND 5,000,000 SHARES OF PREFERRED STOCK, $0.0001 PAR VALUE PER SHARE. AS OF APRIL 20, 2005, THERE WERE 108,805,091 SHARES OF OUR COMMON STOCK ISSUED AND OUTSTANDING.

                                  COMMON STOCK

         VOTING RIGHTS. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

         DIVIDENDS. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors. Notwithstanding the rights of the holders of our common stock set forth in our charter, we are subject to the following contractual restrictions regarding the payment of dividends:

         o Pursuant to the Exchange Agreement dated December 9, 2002, with Eurotech, Ltd., and the other parties named therein, any and all cash and other liquid assets held by our Company or its subsidiaries shall be exclusively used for working capital or investment purposes, and we shall not, and shall not permit our subsidiaries to, directly or indirectly divert or upstream cash or other current assets whether in the form of a loan, contract for services, declaration of dividend, or other arrangement in contravention of such restriction until the second anniversary of the closing date of the exchange transaction.

         o Pursuant to the Securities Purchase Agreement with DKR Soundshore Oasis Holding Fund, Ltd, and DKR Soundshore Strategic Holding Fund, Ltd. dated September 21, 2004, we have covenanted that so long as any of the notes issued pursuant to such agreement are outstanding, we will not declare, pay or make any provision for any cash dividend or cash distribution with respect to our common stock or preferred stock, without first obtaining the approval of the investors party the agreement.

         LIQUIDATION AND DISSOLUTION. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

         OTHER RIGHTS AND RESTRICTIONS. Our charter prohibits us from granting preemptive rights to any of our stockholders. All outstanding shares are fully paid and nonassessable.

         Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "MRKL.OB.

         TRANSFER AGENT. The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer, Inc.


         DISCLOSURE OF SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES
           ACT LIABILITIES - INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0850 the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. Our charter provides that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

         Under Florida law, we have the power to indemnify our directors and officers against claims arising in connection with their service to us except when an director's or officer's conduct involves: (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; or (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

         In addition, we have entered into employment agreements with our directors and officers that contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

         Article II, Section 4 of our bylaws limits the liability of current and former directors for monetary damages if they have acted in good faith and conformed to a standard of reasonable care. Furthermore, and notwithstanding anything to the contrary in our charter or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to management or policy of us unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes:

         (a) a violation of criminal law, unless the director had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful;

         (b) a transaction from which the director derived an improper personal benefit;

         (c) an unlawful distribution;

         (d) in a proceeding by or in the right of us or one or more of our shareholders, conscious disregard for our best interests or willful misconduct; or

         (e) in a proceeding brought by someone other than us or one or more of our shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.

         We have purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by us.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We are incorporating by reference the following documents previously filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended, (the "Exchange Act"):

         (1) our annual report on Form 10-KSB for the fiscal year ended June 30, 2004 as filed with the SEC on October 13, 2004; File No. 000-28863;

         (2) amendment # 1 to our annual report on Form 10-KSB for the fiscal year ended June 30, 2004 as amended and filed with the SEC on October 20, 2004, File No. 000-28863;

         (3) our quarterly report on Form 10-QSB for the quarter ended September 30, 2004, filed with the SEC on November 15, 2004, File No. 000-28863;

         (4) amendment #1 to our quarterly report on Form 10-QSB for the quarter ended September 30, 2004 filed with the SEC on November 17, 2004, File No. 000-28863

         (5) our quarterly report on Form 10-QSB for the quarter ended December 31, 2004 filed with the SEC on February 16, 2005; File No. 000-28863;

         (6) amendment #1 to our quarterly report on Form 10-QSB for the quarter ended December 31, 2004 filed with the SEC on February 18, 2005, File No. 000-28863;

         (7) our current report on Form 8-K related to a change of accountants filed with the SEC July 13, 2004, File No. 000-28863;

         (8) amendment #1 to our current report on Form 8-K related to a change of accountants filed with the SEC on July 15, 2004, File No. 000-28863;

         (9) amendment # 1 to our current report on Form 8-K (originally filed on June 30, 2004) related to the acquisition of EOIR Technologies, Inc. as filed on September 13, 2004, File No. 000-28863;

         (10) our current report on Form 8-K filed pursuant to Items 1.01; 2.01 and 3.02 of Form 8-K on September 13, 2004, File No. 000-28863;

         (11) our current report on Form 8-K as filed with the SEC on September 23, 2004 containing a press release, File No. 000-28863;

         (12) our current report on Form 8-K pursuant to Items 1.01 and 5.02 of Form 8-K as filed with the SEC on November 5, 2004 File No. 000-28863);

         (13) our current report on Form 8-K pursuant to Items 1.01; 2.01 and
         3.02 of Form 8-K as filed with the SEC on November 10, 2004 File No. 000-28863);

         (14) our current report on Form 8-K pursuant to Items 1.01; 3.02 and
         9.01 of Form 8-K as filed with the SEC on December 9, 2004, File No. 000-28863;

         (15) our current report on Form 8-K pursuant to Items 1.01; 8.01 and
         9.01 of Form 8-K as filed with the SEC on December 13, 2004, File No. 000-28863;

         (16) our current report on Form 8-K pursuant to Items 1.01 and 5.02 of Form 8-K as filed with the SEC on December 13, 2004, File No. 000-28863;

         (17) our current report on Form 8-K pursuant to Items 1.01; 3.03; 7.01 and 9.01 of Form 8-K as filed with the SEC on December 30, 2004, File No. 000-28863;

         (18) our current report on Form 8-K pursuant to Items 1.01; 3.02; 3.03;
         5.02 and 9.01 of Form 8-K as filed with the SEC on December 30, 2004, File No. 000-28863;

         (19) amendment # 1 to our current report on Form 8-K (originally filed on December 30, 2004) as filed on January 7, 2005, File No. 000-28863;

         (20) our current report on Form 8-K pursuant to Items 1.01; 3.02 and
         9.01 of Form 8-K as filed with the SEC on January 11, 2005, File No. 000-28863;

         (21) our current report on Form 8-K pursuant to Items 1.01; 3.02 and
         9.01 of Form 8-K as filed with the SEC on January 12, 2005, File No. 000-28863;

         (22) our current report on Form 8-K pursuant to Items 1.01 of Form 8-K as filed with the SEC on January 12, 2005, File No. 000-28863;

         (23) our current report on Form 8-K pursuant to Items 1.01; 3.02 and
         9.01 of Form 8-K as filed with the SEC on February 11, 2005, File No. 000-28863;

         (24) our current report on Form 8-K pursuant to Items 1.01; 2.01; 3.02 and 9.01 of Form 8-K as filed with the SEC on February 15, 2005, File No. 000-28863; (25) our current report on Form 8-K pursuant to Items
         7.01 of Form 8-K as filed with the SEC on March 3, 2005, File No. 000-28863;

         (25) our current report on Form 8-K pursuant to Items 3.02 and 9.01 of Form 8-K as filed with the SEC on March 17, 2005, File No. 000-28863;

         (26) our current report on Form 8-K pursuant to Items 2.04, 3.03 and
         9.01 of Form 8-K as filed with the SEC on March 21, 2005, File No. 000-28863;

         (27) our current report on Form 8-K pursuant to Items 5.02, 5.03 and
         8.01 of Form 8-K as filed with the SEC on March 29, 2005, File No. 000-28863;

         (28) our current report on Form 8-K pursuant to Items 1.01, 3.03 and
         9.01 of Form 8-K as filed with the SEC on April 4, 2005, File No. 000-28863;

         (29) our current report on Form 8-K pursuant to Item 8.01 of Form 8-K as filed with the SEC on April 4, 2005, File No. 000-28863;

         (30) the description of our common stock, par value $0.0001 per share, contained in our registration statement on Form SB-2, filed with the SEC and declared effective by the Commission on December 2, 2004, as amended and supplemented from time to time, (File No. 333-120390); and

         (31) our registration statement on Form SB-2, filed with the SEC and declared effective by the Commission on December 2, 2004, as amended and supplemented from time to time, (File No. 333-120390) (as indicated in this prospectus and in this registration statement on Form S-8).

         All reports and other documents subsequently filed by our company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         Any person to whom a copy of this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any or all of the information incorporated by reference herein. Oral and/or written requests for such documents should be addressed to:

Daniel Clevenger, Esq.
8 Faneuil Hall, 3rd Floor
Boston, MA 02109
(617) 973-5106

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith we file reports and other information with the Securities and Exchange Commission. You may inspect such reports and other information and obtain copies (at prescribed rates) at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. Our SEC filings are also available to the public on the Security and Exchange Commission's website at HTTP://WWW.SEC.GOV.


                                  LEGAL MATTERS

         The validity of the shares of common stock being offered by this prospectus has been passed upon for us by Foley Hoag LLP.


                                     EXPERTS

         The consolidated financial statements of Markland Technologies, Inc. appearing in Markland Technologies, Inc. Annual Report on Form 10-KSB for the year ended June 30, 2004 filed with the Securities and Exchange Commission on October 13, 2004, as amended on October 20, 2004 by Amendment #1 on Form 10K-SB/A, have been audited by Wolf & Company, P.C., independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


         The consolidated financial statements of Markland Technologies, Inc. for the year ended June 30, 2003, also appearing in Markland Technologies, Inc. Annual Report on Form 10-KSB for the year ended June 30, 2004 filed on October 13, 2004, as amended on October 20, 2004 by Amendment #1 on Form 10-KSB/A, have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


      INFORMATION CONTAINED IN THE EXHIBITS TO THE REGISTRATION STATEMENT

         This reoffer prospectus constitutes part of a Registration Statement on Form S-8 (the "Registration Statement") filed by us with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This reoffer prospectus does not contain all of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to our company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in such instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (1) our annual report on Form 10-KSB for the fiscal year ended June 30, 2004 as filed with the SEC on October 13, 2004; File No. 000-28863;

         (2) amendment # 1 to our annual report on Form 10-KSB for the fiscal year ended June 30, 2004 as amended and filed with the SEC on October 20, 2004, File No. 000-28863;

         (3) our quarterly report on Form 10-QSB for the quarter ended September 30, 2004, filed with the SEC on November 15, 2004, File No. 000-28863;

         (4) amendment #1 to our quarterly report on Form 10-QSB for the quarter ended September 30, 2004 filed with the SEC on November 17, 2004, File No. 000-28863

         (5) our quarterly report on Form 10-QSB for the quarter ended December 31, 2004 filed with the SEC on February 16, 2005; File No. 000-28863;

         (6) amendment #1 to our quarterly report on Form 10-QSB for the quarter ended December 31, 2004 filed with the SEC on February 18, 2005, File No. 000-28863;

         (7) our current report on Form 8-K related to a change of accountants filed with the SEC July 13, 2004, File No. 000-28863;

         (8) amendment #1 to our current report on Form 8-K related to a change of accountants filed with the SEC on July 15, 2004, File No. 000-28863;

         (9) amendment # 1 to our current report on Form 8-K (originally filed on June 30, 2004) related to the acquisition of EOIR Technologies, Inc. as filed on September 13, 2004, File No. 000-28863;

         (10) our current report on Form 8-K filed pursuant to Items 1.01; 2.01 and 3.02 of Form 8-K on September 23, 2004, File No. 000-28863;

         (11) our current report on Form 8-K as filed with the SEC on September 23, 2004 containing a press release, File No. 000-28863;

         (12) our current report on Form 8-K pursuant to Items 1.01 and 5.02 of Form 8-K as filed with the SEC on November 5, 2004, File No. 000-28863;

         (13) our current report on Form 8-K pursuant to Items 1.01; 2.01 and
         3.02 of Form 8-K as filed with the SEC on November 15, 2004 File No. 000-28863;

         (14) our current report on Form 8-K pursuant to Items 1.01; 3.02 and
         9.01 of Form 8-K as filed with the SEC on December 9, 2004, File No. 000-28863;

         (15) our current report on Form 8-K pursuant to Items 1.01; 8.01 and
         9.01 of Form 8-K as filed with the SEC on December 13, 2004, File No. 000-28863;

         (16) our current report on Form 8-K pursuant to Items 1.01 and 5.02 of Form 8-K as filed with the SEC on December 13, 2004, File No. 000-28863;

         (17) our current report on Form 8-K pursuant to Items 1.01; 3.03; 7.01 and 9.01 of Form 8-K as filed with the SEC on December 30, 2004, File No. 000-28863;

         (18) our current report on Form 8-K pursuant to Items 1.01; 3.02; 3.03;
         5.02 and 9.01 of Form 8-K as filed with the SEC on December 30, 2004, File No. 000-28863;

         (19) amendment # 1 to our current report on Form 8-K (originally filed on December 30, 2004) as filed on January 7, 2005, File No. 000-28863;

         (20) our current report on Form 8-K pursuant to Items 1.01; 3.02 and
         9.01 of Form 8-K as filed with the SEC on January 11, 2005, File No. 000-28863;

         (21) our current report on Form 8-K pursuant to Items 1.01; 3.02 and
         9.01 of Form 8-K as filed with the SEC on January 12, 2005, File No. 000-28863;

         (22) our current report on Form 8-K pursuant to Items 1.01 of Form 8-K as filed with the SEC on January 12, 2005, File No. 000-28863;

         (23) our current report on Form 8-K pursuant to Items 1.01; 3.02 and
         9.01 of Form 8-K as filed with the SEC on February 11, 2005, File No. 000-28863;

         (24) our current report on Form 8-K pursuant to Items 1.01; 2.01; 3.02 and 9.01 of Form 8-K as filed with the SEC on February 15, 2005, File No. 000-28863; (25) our current report on Form 8-K pursuant to Items
         7.01 of Form 8-K as filed with the SEC on March 3, 2005, File No. 000-28863;

         (25) our current report on Form 8-K pursuant to Items 3.02 and 9.01 of Form 8-K as filed with the SEC on March 17, 2005, File No. 000-28863;

         (26) our current report on Form 8-K pursuant to Items 2.04, 3.03 and
         9.01 of Form 8-K as filed with the SEC on March 21, 2005, File No. 000-28863;

         (27) our current report on Form 8-K pursuant to Items 5.02, 5.03 and
         8.01 of Form 8-K as filed with the SEC on March 29, 2005, File No. 000-28863;

         (28) our current report on Form 8-K pursuant to Items 1.01, 3.03 and
         9.01 of Form 8-K as filed with the SEC on April 4, 2005, File No. 000-28863;

         (29) our current report on Form 8-K pursuant to Item 8.01 of Form 8-K as filed with the SEC on April 4, 2005, File No. 000-28863;

         (30) the description of our common stock, par value $0.0001 per share, contained in our registration statement on Form SB-2, filed with the SEC and declared effective by the Commission on December 2, 2004, as amended and supplemented from time to time, (File No. 333-120390); and

         (31) our registration statement on Form SB-2, filed with the SEC and declared effective by the Commission on December 2, 2004, as amended and supplemented from time to time, (File No. 333-120390) (as indicated in this prospectus and in this registration statement on Form S-8).


         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         We know of no members of Foley Hoag LLP, Wolf & Company, P.C. and Marcum and Kliegman LLP who are beneficial owners of our common stock or preferred stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. Our charter provides that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

         Under Florida law, we have the power to indemnify our directors and officers against claims arising in connection with their service to us except when an director's or officer's conduct involves: (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; or (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

         In addition, we have entered into employment agreements with our directors and officers that contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

         Article II, Section 4 of our bylaws limits the liability of current and former directors for monetary damages if they have acted in good faith and conformed to a standard of reasonable care. Furthermore, and notwithstanding anything to the contrary in our charter or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to management or policy of us unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes:

         (a) a violation of criminal law, unless the director had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful;

         (b) a transaction from which the director derived an improper personal benefit;

         (c) an unlawful distribution;

         (d) in a proceeding by or in the right of us or one or more of our shareholders, conscious disregard for our best interests or willful misconduct; or

         (e) in a proceeding brought by someone other than us or one or more of our shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.

         We have purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by us.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         2,700,000 shares of common stock covered by this registration statement are restricted securities being offered for resale by Robert Tarini, Gino M. Pereira and Joseph P. Mackin. We issued these shares in reliance on the exemption provided by Section 4(2) of the Securities Act relating to sales by an issuer not involving a public offering. In each case, the shares were issued to the stockholders pursuant to the terms of their employment agreements with Markland.

ITEM 8.  EXHIBITS.

2.1 2005 Markland Technologies, Inc. Stock Award Plan, previously filed with the SEC on April 22, 2005 as Exhibit 2.1 to our current report on Form 8-K (File No. 000-28863).

2.2 Form of Markland Technologies, Inc. Stock Award Agreement, previously filed with the SEC on April 22, 2005 as Exhibit 2.2 to our current report on Form 8-K (File No. 000-28863).

5.1      Opinion of Foley Hoag LLP

10.1 Employment Agreement by and between Markland Technologies, Inc. and Robert Tarini, dated January 2, 2005, previously filed with the SEC on January 7, 2005 as Exhibit 99.4 to our current report on Form 8-K (SEC File No. 000-28863).

10.2 Employment Agreement by and between Markland Technologies, Inc. and Dr. Joseph P. Mackin, dated January 2, 2005, previously filed with the SEC on January 7, 2005 as Exhibit 99.6 to our current report on Form 8-K (SEC File No. 000-28863).

10.3 Employment Agreement by and between Markland Technologies, Inc. and Gino M. Pereira, dated January 2, 2005, previously filed with the SEC on January 7, 2005 as Exhibit 99.7 to our current report on Form 8-K (SEC File No. 000-28863).

23.1 Consent of Marcum & Kliegman LLP, independent registered public accounting firm

23.2 Consent of Wolf & Company, P.C., independent registered public accounting firm

23.3     Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)




ITEM 9.  UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           PROVIDED, HOWEVER, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Providence, State of Rhode Island, on April 22, 2005.

             MARKLAND TECHNOLOGIES, INC.


             By:  /s/ Robert Tarini
                  --------------------------------------------------------------
                  Robert Tarini
                  Chief Executive Officer and Chairman of the Board of Directors


                             POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joseph P. Mackin, Gino M. Pereira and Robert Tarini, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

            SIGNATURE                                   TITLE                                 DATE
----------------------------------------------------------------------------------------------------------
/s/ Robert Tarini                Chief Executive Officer and Chairman of the Board      April 22, 2005
----------------------------     of Directors, as principal executive officer
Robert Tarini                    and director


/s/ Gino M. Pereira              Chief Financial Officer, as principal financial        April 22, 2005
----------------------------     officer and principal accounting officer
Gino M. Pereira



/s/ Joseph P. Mackin             Director, President and Chief Operating Officer,       April 22, 2005
-----------------------------    as principal executive officer and director
Joseph P. Mackin


                                  EXHIBIT INDEX


2.1 2005 Markland Technologies, Inc. Stock Award Plan, previously filed with the SEC on April 22, 2005 as Exhibit 2.1 to our current report on Form 8-K (File No. 000-28863).

2.2 Form of Markland Technologies, Inc. Stock Award Agreement, previously filed with the SEC on April 22, 2005 as Exhibit 2.2 to our current report on Form 8-K (File No. 000-28863).

5.1      Opinion of Foley Hoag LLP

10.1 Employment Agreement by and between Markland Technologies, Inc. and Robert Tarini, dated January 2, 2005, previously filed with the SEC on January 7, 2005 as Exhibit 99.4 to our current report on Form 8-K (SEC File No. 000-28863).

10.2 Employment Agreement by and between Markland Technologies, Inc. and Dr. Joseph P. Mackin, dated January 2, 2005, previously filed with the SEC on January 7, 2005 as Exhibit 99.6 to our current report on Form 8-K (SEC File No. 000-28863).

10.3 Employment Agreement by and between Markland Technologies, Inc. and Gino M. Pereira, dated January 2, 2005, previously filed with the SEC on January 7, 2005 as Exhibit 99.7 to our current report on Form 8-K (SEC File No. 000-28863).

23.1 Consent of Marcum & Kliegman LLP, independent registered public accounting firm

23.2 Consent of Wolf & Company, P.C., independent registered public accounting firm

23.3     Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)